                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                 MOSAIX, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                                      LOGO

March 16, 1999

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Mosaix, Inc., to be held in the Regency A Ballroom at the Hyatt Regency Bellevue, located at 900 Bellevue Way NE, Bellevue, Washington, on Tuesday, April 27, 1999, at 10:00 a.m. Details of the business to be conducted at the annual meeting are included in the enclosed Notice of Annual Meeting of Shareholders and Proxy Statement.

Your vote is very important. Whether or not you expect to attend the annual meeting, your shares should be represented and voted at the meeting. Therefore, I urge you to complete, sign, date and promptly return the enclosed proxy. If you decide to attend the meeting and wish to vote in person, you will still have the opportunity to do so, even if you have already returned your proxy.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in Mosaix.

Sincerely,
/s/  NICHOLAS A. TILIACOS
Nicholas A. Tiliacos
Chief Executive Officer

                                      LOGO

                                  MOSAIX, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                       TO BE HELD TUESDAY, APRIL 27, 1999

To the Shareholders of Mosaix, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of MOSAIX, INC., a Washington corporation (the "Company"), will be held in the Regency A Ballroom at the Hyatt Regency Bellevue, located at 900 Bellevue Way N.E., Bellevue, Washington, on Tuesday, April 27, 1999, at 10:00 a.m. (the "Annual Meeting"), for the following purposes, as described in the attached Proxy
Statement:

1. To elect two directors to hold office for the terms described in the attached Proxy Statement;

2. To approve amendments to the Company's 1996 Stock Incentive Compensation Plan that (i) increase the number of shares authorized for issuance under the plan from 1,800,000 shares to 2,200,000 shares and (ii) establish new grant limitations for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

3. To ratify the selection of KPMG Peat Marwick LLP as independent auditors for the Company; and

4. To consider and transact any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on March 3, 1999, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                        LOGO
                                          John J. Flavio
                                          Secretary
Redmond, Washington
March 16, 1999

                                   IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY TODAY. By promptly completing, signing, dating and returning the proxy, you will save the Company the expenses of additional solicitation. If you send your proxy and wish to attend the Annual Meeting and vote in person, you may do so. Your proxy is revocable at your request.

                                  MOSAIX, INC.
                               6464 185TH AVE. NE
                               REDMOND, WA 98052

                           -------------------------

                                PROXY STATEMENT

GENERAL

     The enclosed proxy is solicited by the Board of Directors of Mosaix, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held Tuesday, April 27, 1999, at 10:00 a.m., and at any adjournment or postponement thereof (the "Annual Meeting") for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held in the Regency A Ballroom at the Hyatt Regency Bellevue, located at 900 Bellevue Way NE, Bellevue, Washington.

     The Company first mailed this Proxy Statement to shareholders on or about March 16, 1999.

RECORD DATE AND OUTSTANDING SHARES

     Only holders of record of shares of the Company's common stock (the "Common Stock") at the close of business on March 3, 1999, will be entitled to notice of, and to vote at, the Annual Meeting. On that date, 10,512,963 shares of Common Stock were issued and outstanding.

REVOCABILITY OF PROXIES

     Any shareholder granting a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked either by (i) submitting to the Company's Secretary prior to the Annual Meeting, at the Company's executive offices, either a written revocation or a duly executed proxy bearing a later date or (ii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a shareholder's proxy unless such shareholder votes in person.

QUORUM

     The presence in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will establish a quorum for the Annual Meeting.

VOTING

     All shares represented by proxies will be voted in accordance with shareholder directions. If the proxy is signed and returned without any direction given, shares will be voted in accordance with the Board of Directors' recommendations. The Company is not aware, as of the date hereof, of any matters to be voted on at the Annual Meeting other than as stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy gives discretionary authority to the persons named therein to vote the shares in their best judgment.

     Each share of Common Stock outstanding on March 3, 1999, will be entitled to one vote at the Annual Meeting. Under applicable law and the Company's Restated Articles of Incorporation and Restated Bylaws, if a quorum exists at the Annual Meeting: (i) the nominees for election of directors who receive the greatest number of votes cast for the election of directors by the shares present in person or represented by proxy and entitled to vote shall be elected director, and (ii) the proposal to amend the Company's 1996 Stock Incentive Compensation Plan and the proposal to ratify the selection of KPMG Peat Marwick LLP as independent auditors of the Company will be approved if the number of votes cast in favor of proposals exceeds the number of votes cast against them. An abstention with respect to the election of directors will not be counted either in favor of or against the election of the nominees. In addition, abstentions will have no effect on the other proposals presented for shareholder approval as they will count neither as votes for nor as votes against such proposals.

     Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the stock exchange or other organization of which they are members. Members of the New York Stock Exchange are permitted to vote their clients' proxies in their own discretion as to the election of directors if their clients have not furnished voting instructions within ten days of the meeting. Under the exchange rules, certain matters other than the election of directors are "non-discretionary" and brokers who have received no instructions from their clients do not have discretion to vote on those items. When brokers vote proxies on some but not all of the proposals at a meeting, the missing votes are referred to as "broker non-votes." Broker non-votes are included in determining the presence of a quorum at the meeting, but they are not considered "shares present" for voting purposes and have no impact on the outcome of such proposals, other than to reduce the number of favorable votes necessary to approve the proposal. Brokers do have discretion to vote on the election of directors and on Proposal 2 and 3, accordingly, there will be no broker non-votes on that proposal.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of February 26, 1999, of (i) each person known by the Company to own beneficially 5% or more of the Common Stock, (ii) each director or director nominee of the Company, (iii) each executive officer of the Company for whom information is given in the Summary Compensation Table in this Proxy Statement, and (iv) all directors and executive officers as a group. Each of the named persons has sole voting and investment power with respect to the shares shown, except as stated below.

                                                                       COMMON STOCK
                                                              -------------------------------
                                                                   AMOUNT AND
                                                                   NATURE OF         PERCENT
                  NAME OF BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP   OF CLASS
                  ------------------------                    --------------------   --------
ICM Asset Management, Inc.(1)...............................       1,052,150          10.01%
  601 W. Main Avenue, Suite 600
  Spokane, WA 99201
T. Rowe Price Associates, Inc.(2)...........................       1,038,720           9.88%
  100 East Pratt Street
  Baltimore, MD 21202
U.S. Bancorp(3).............................................         596,000           5.67%
  601 2nd Avenue South
  Minneapolis, MN 55402-4302
Dimensional Fund Advisors Inc.(4)...........................         572,900           5.45%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
Harvey N. Gillis(5).........................................          76,500              *
Tom A. Alberg(6)............................................          25,100              *
H. Robert Gill(7)...........................................           6,000              *
Umang Gupta(8)..............................................          16,869              *
David J. Ladd(9)............................................          12,000              *
Robert S. Leventhal(10).....................................          10,750              *
Nicholas A. Tiliacos(11)....................................          61,456              *
John J. Flavio(12)..........................................          92,174              *
Kim B. Mackay(13)...........................................          12,250              *
Theodore Manakas............................................           2,000              *
Steven R. Russell(14).......................................          50,493              *
All directors and executive officers as a group (14
  persons)(15)..............................................         389,637           3.60%

---------------
  *  Less than 1% of the outstanding shares of Common Stock.

 (1) Based on publicly available information filed with the Security and Exchange Commission (the "Commission") on Schedule 13G on February 12, 1999.

 (2) Based on publicly available information filed with the Commission on
     Schedule 13G/A on February 9, 1999. These securities are owned by various individual and institutional investors, including T. Rowe Price Small Cap Value Fund, Inc. (which owns 660,000 shares, representing 5.7% of the shares outstanding), T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser to these investors and has power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

 (3) Based on publicly available information filed with the Commission on
     Schedule 13G/A on February 11, 1999.

 (4) Based on publicly available information filed with the Commission on
     Schedule 13G on February 11, 1999.

 (5) Includes options now exercisable and those exercisable within 60 days for the purchase of 41,500 shares.

 (6) Includes options now exercisable and those exercisable within 60 days for the purchase of 14,000 shares. Also includes 100 shares held by Mr. Alberg's spouse.

 (7) Includes options now exercisable and those exercisable within 60 days for the purchase of 6,000 shares.

 (8) Includes options now exercisable and those exercisable within 60 days for the purchase of 16,869 shares.

 (9) Owned by the Ladd Family Trust. Includes options now exercisable and those exercisable within 60 days for the purchase of 10,000 shares.

(10) Includes options now exercisable and those exercisable within 60 days for the purchase of 9,000 shares.

(11) Includes options now exercisable and those exercisable within 60 days for the purchase of 53,750 shares. Also includes 100 shares held by Mr. Tiliacos' wife.

(12) Includes options now exercisable and those exercisable within 60 days for the purchase of 81,250 shares. Also includes 150 shares held by the Flavio Family Trust of which Mr. Flavio's wife is trustee.

(13) Includes options now exercisable and those exercisable within 60 days for the purchase of 11,250 shares.

(14) Includes options now exercisable and those exercisable within 60 days for the purchase of 37,623 shares.

(15) Includes options now exercisable and those exercisable within 60 days for the purchase of 303,117 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater-than-10% shareholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% shareholders were satisfied, except that Michael A. Jacobsen, Corporate Controller, filed a late Form 4 for the open market purchase of 1,000 shares of Common Stock on July 28, 1998.

                             ELECTION OF DIRECTORS

     After the Annual Meeting on April 27, 1999, the Board of Directors will consist of six directors who are generally elected for three-year terms on a staggered basis. There are currently seven directors, but the position filled by David Ladd will be eliminated at the conclusion of his current term on April 27, 1999. For purposes of identifying and referring to those directors who are nominated for reelection in any given year and those who continue to serve existing terms, the directors are divided into three classes: Class I, Class II and Class III. Each director serves for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which he or she was elected, except that any director appointed by the Board of Directors serves, subject to election by the shareholders at the next annual meeting, for a term ending on the date of the annual meeting of shareholders for which directors in the class to which such director was appointed are to be elected. Each director serves until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

     Information as to the nominees and as to each other director whose term will continue after the Annual Meeting is provided below. Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy to vote shares represented by properly executed proxies for the nominees named below. Although the Board of Directors anticipates that the nominees will be available to serve as directors of the Company, should any one or more be unable or unwilling to serve, it is intended that the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors.

NOMINEES FOR ELECTION AS CLASS I DIRECTORS (TERMS TO EXPIRE IN 2002)

     Harvey N. Gillis, age 53, has been a director of the Company since March 1987 and has been Chairman of the Board of Directors of the Company since August 26, 1997. He was Chairman of the Audit Committee until December 1997. From March 1998 to present, Mr. Gillis has been Chairman, President and Chief Executive Officer of Sunrise Capital Corp., a venture capital firm. From September 1992 to March 1998, Mr. Gillis was Senior Vice President, Finance and Administration and Chief Financial Officer of ATL Ultrasound, Inc., a manufacturer of medical diagnostic equipment that is now a subsidiary of Phillips Electronics NV.

     Robert S. Leventhal, age 72, has been a director of the Company since October 1995 and a member of the Audit Committee since April 1996, and is currently the Chairman of the Audit Committee. From December 1995 to April 1996, he served on the Compensation Committee. From September 1989 to June 1994, Mr. Leventhal was Dean of the University of Washington's School of Business Administration. Mr. Leventhal is currently a private investor and a Trustee of the Seattle Repertory Theatre.

CONTINUING DIRECTORS

  Class II Directors (terms to expire in 2000)

     H. Robert Gill, age 62, has been a director of the Company since July 1996 and is currently the Chairman of the Compensation Committee. Mr. Gill has served as Chairman, President and Chief Executive Officer of Mobile Force Technologies, Inc., a computer software and services firm, since June 1997. From April 1996 to May 1997, he served as President of The Topaz Group, a provider of board consulting services. Before joining The Topaz Group, Mr. Gill served both as Senior Vice President and President, Enhanced Products Group for Frontier Corporation, a supplier of telecommunications services and equipment, following its merger with ALC Communications Corporation in December 1995. Mr. Gill is Chairman of the Board of Directors of Qualmark, Inc., a provider of equipment and systems for environmental testing. He is also a director of Spatial Technology, a three-dimensional modeling software company.

     Umang Gupta, age 49, became a director of the Company on December 24, 1996, the effective date of the Company's merger with ViewStar Corporation ("ViewStar"), and has been a member of the Compensation Committee since April 22, 1997. He has served as Chairman and Chief Executive Officer of Keynote Systems, Inc., a provider of Internet performance data and diagnostic services, since December 1997. Mr. Gupta is the founder of Gupta Corporation, a publicly held client/server software company that is now known as Centura Software Corporation. He served as its Chairman, President and Chief Executive Officer from 1984 to 1995.

  Class III Directors (terms to expire in 2001)

     Tom A. Alberg, age 59, has been a director of the Company since April 1992 and a member of the Audit Committee since October 1992. Mr. Alberg has been a principal in the firm of Madrona Investment Group, L.L.C., a venture investment firm, since January 1996. From April 1991 to October 1995, he was the President and a director of LIN Broadcasting Corporation and from July 1990 to October 1995, he was Executive Vice President of McCaw Cellular Communications, Inc. Both companies were providers of cellular telephone services and are now part of AT&T. Mr. Alberg is also a director of Active Voice Corporation, a manufacturer of voice message systems, ADIC Corp., a data storage firm, Amazon.com, Inc., an Internet based retail store, Emeritus Corp., a developer of assisted living facilities, Visio Corp., a software firm, and Teledesic Corporation, a satellite telecommunication services provider.

     Nicholas A. Tiliacos, age 44, has been a director of the Company since August 26, 1997. He has served as the Company's President and Chief Executive Officer since December 10, 1997. From August 26, 1997 to December 10, 1997, he served as Chief Executive Officer (Acting) and President of the Company. From July 1, 1997 to August 26, 1997, he served as President and Chief Operating Officer. From January 1, 1997 to July 1, 1997, he served as Senior Vice President, General Manager, Call Center Applications Group. From February 1996 to December 1996, he served as Vice President, International Business Operations. From 1988 to 1996, he was the Founding Partner and Managing Director of Ventech International, an international consulting and business development company. Mr. Tiliacos holds a B.S. in Business Administration from Florida State University and an M.S. in International Management from the American Graduate School of International Management.

INFORMATION ON BOARD AND COMMITTEE MEETINGS

     The Board of Directors held five meetings in 1998. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and the total number of meetings held by all committees on which he or she served, except that Tom Alberg attended 60% of Board and Audit Committee meetings respectively and David Ladd attended 40% of Board meetings and 70% of Compensation Committee meetings.

     The standing committees of the Board of Directors include an Audit Committee and a Compensation Committee, but do not include a Nominating Committee. The full Board of Directors selects nominees for election as directors and will consider shareholder recommendations for nominees submitted in accordance with the Company's Restated Bylaws.

     The Audit Committee is composed of Robert S. Leventhal (Chairman), Harvey
N. Gillis and Tom A. Alberg. The Audit Committee reviews the scope and results of the annual independent audit of the Company's books and records, reviews compliance with all corporate policies that have been approved by the Board of Directors and discharges such other duties as may from time to time be assigned to it by the Board of Directors. The Audit Committee held five meetings in 1998.

     The Compensation Committee is composed of H. Robert Gill (Chairman), Umang Gupta and David J. Ladd. The Compensation Committee approves the compensation of the Company's officers, administers the Company's equity compensation plans and the 1991 Employee Stock Purchase Plan (the "Purchase Plan"), and has overall responsibility for the Company's compensation policies for senior management. The Compensation Committee held seven meetings in 1998.

COMPENSATION OF THE BOARD OF DIRECTORS

     Each non-employee director receives $1,000 in cash compensation for attendance at each meeting of the Board of Directors, and is reimbursed for expenses incurred in connection with such attendance. Non-employee directors also receive automatic stock option grants to purchase shares of Common Stock under the

Restated 1992 Stock Option Plan for Non-Employee Directors upon their initial appointment or election as a director (currently 15,000 shares, vesting over a three-year period from the date of grant) and annually thereafter (currently, by resolution of the Compensation Committee, 2,000 shares granted on the date of the Annual Meeting, vested in full on the date of grant). Non-employee directors are further eligible to receive discretionary grants pursuant to the Restated 1992 Stock Option Plan for Non-Employee Directors.

     For services as Chairman of the Board of Directors, Harvey N. Gillis receives $30,000 per year, payable in monthly installments, plus stock options granted from time to time by the Compensation Committee. In addition to the annual automatic option grants, the Compensation Committee granted Mr. Gillis options to purchase 25,000 shares in October 1997 and 15,000 shares in February 1999 under the 1996 Stock Incentive Compensation Plan. Both of these options vest monthly over a period of one year from the date of grant.

     From time to time directors may also be asked to provide special services as a director of the Company at a compensation rate of $1,000 per day (or $125 per hour for partial days). The Company intends to pay cash compensation to each non-employee director of at least $7,000 per year, for board meeting attendance and consulting services rendered.

                       EXECUTIVE OFFICERS OF THE COMPANY

     The following individuals are executive officers of the Company who will serve in the capacities noted until their successors are appointed.

                                                     POSITIONS AND
           NAME             AGE                 OFFICES WITH THE COMPANY
           ----             ---                 ------------------------
Nicholas A. Tiliacos......  44    President and Chief Executive Officer
John J. Flavio............  51    Senior Vice President, Finance and Administration,
                                    Chief Financial Officer, Secretary and Treasurer
Bruce A. Leader...........  46    Senior Vice President, Professional Services,
                                    Customer Relationship Management
Kim B. Mackay.............  39    Senior Vice President, Corporate Development and
                                    Marketing
Theodore Manakas..........  48    Senior Vice President and General Manager, Call
                                    Management Systems
Steven R. Russell.........  41    Senior Vice President, Engineering
Michael A. Jacobsen.......  40    Corporate Controller and Principal Accounting
                                  Officer
Wm. Bradford Weller.......  40    General Counsel and Assistant Secretary

     Each officer named above is expected to be reappointed at the Board of Directors meeting to be held on April 27, 1999, following the Annual Meeting.

     For the biographical summary of Nicholas A. Tiliacos, see "Election of Directors."

     John J. Flavio has served as the Company's Chief Financial Officer, Senior Vice President, Administration and Finance, Secretary and Treasurer since July 1993. From October 1992 to June 1993, he was Vice President, Finance and Chief Financial Officer of MiniStor Peripherals Corporation, a manufacturer of subminiature disk drives for portable computers and software. He holds a B.S. in Finance from the University of Santa Clara and is a Certified Public Accountant.

     Bruce A. Leader has served as the Company's Senior Vice President, Professional Services, Customer Relationship Management, since February 1998, and was Vice President, Professional Services from December 1997 to February 1998. From February 1996 to December 1997, he served as Director, Consulting & Systems Integration Services for IBM's Pacific Northwest region. From January 1995 to February 1996, he served as Vice President of General Business for IBM's Western U.S. region. From January 1994 to December 1994, he was the General Manager of IBM's Pacific Northwest Trading Area, and from September 1991 to December 1993, he served as General Manager for IBM's Oregon Trading Area. He serves on the Executive Boards for both the United Way of King County and the Alliance for Education. Mr. Leader holds a B.A. in Mathematics from Brown University and an M.B.A. in Finance from the University of Connecticut.

     Kim B. Mackay has served as the Company's Senior Vice President, Corporate Development and Marketing since February 1998, and was Vice President, Business Development from May 1997 to February 1998. From January 1984 to April 1995, she was Executive Director of BT Plc, a telecommunications company.

     Theodore Manakas has served as the Company's Senior Vice President and General Manager of Call Management Systems since April 1998. From February 1994 to April 1998, he was President of IBC/Open Book Technologies in Minneapolis, Minnesota. He holds a B.A. in History from Princeton University.

     Steven R. Russell has served as the Company's Senior Vice President, Engineering since December 24, 1996, the effective date of the Company's merger with ViewStar. Mr. Russell joined ViewStar in October 1988 as Project Manager. Since then, he has managed ViewStar's Professional Services, Engineering and Marketing organizations. He was most recently ViewStar's Vice President of Product Planning, serving in that capacity until the merger. He holds a B.S. in Economics from Indiana University.

     Michael A. Jacobsen has served as the Company's Corporate Controller and Principal Accounting Officer since August 1997. From May 1995 to August 1997, he was Vice President and Chief Financial Officer for FourGen Software Technologies, Inc., a Seattle-based developer of enterprise-wide accounting systems. From March 1987 to November 1994, Mr. Jacobsen was the Corporate Controller for Aldus Corporation, a developer of desktop publishing software. He holds a B.S. in accounting from Idaho State University and is a Certified Public Accountant.

     William Bradford Weller has served as the Company's Assistant Secretary since February 1994 and as its General Counsel since January 1992. From October 1983 to December 1991, he was an associate at Lane Powell Spears Lubersky, a law firm. He holds a B.A. in Economics from Stanford University and a J.D. from Hastings College of the Law. Mr. Weller is also President of the Washington State Chapter of the American Corporate Counsel Association.

                             EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

     The following table presents certain information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 1998, 1997 and 1996 received by the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company during the last completed fiscal year (the "Named Executive Officers").

     In December 1997, the Compensation Committee of the Board of Directors, in an action ratified by the Board of Directors, approved a plan that allowed officers and employees of the Company to exchange options with exercise prices of $9.00 or greater for new options with exercise prices equal to the closing price of the Common Stock on January 14, 1998 (the "Exchange Date"), which was $9.50. Under this exchange program, for every option for five shares tendered for cancellation, a new option for four shares was granted. New options will vest according to the vesting schedule for the original options, except that such options can not be exercised during a one-year blackout period, from the date new options were granted (except in the case of retirement, disability, death or termination by the Company without cause). New options will expire ten years after the Exchange Date and generally were granted as incentive stock options for officers of the Company, and as nonqualified options for other employees. The footnotes to the tables below will often refer to this exchange program to further explain the context of the data reported. See also "Option Exchanges" and "Report on Exchange Programs" below.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                           AWARDS
                                                                        ------------
                                                 ANNUAL COMPENSATION     SECURITIES
                                                 --------------------    UNDERLYING        ALL OTHER
      NAME AND PRINCIPAL POSITION         YEAR   SALARY($)   BONUS($)    OPTIONS(#)    COMPENSATION($)(6)
      ---------------------------         ----   ---------   --------   ------------   ------------------
Nicholas A. Tiliacos(1).................  1998    215,250     86,000      150,000             5,334
  Chief Executive                         1997    178,083     40,000      100,000             1,651
  Officer and President                   1996    123,466     26,683       50,000             2,728
John J. Flavio(2).......................  1998    177,375     61,020       40,000             5,156
  Senior Vice President, Finance          1997    163,458     30,000       25,000             4,087
  and Administration, Chief               1996    146,500     46,776            0             3,376
  Financial Officer, Secretary and
  Treasurer
Kim B. Mackay(3)........................  1998    138,167     55,000(7)    80,000               114
  Senior Vice President, Corporate        1997     73,893      3,879       50,000                 0
  Development and Marketing
Theodore Manakas(4).....................  1998    119,359     86,085(8)   160,000             2,477
  Senior Vice President and General
  Manager, Call Management Systems
Steven R. Russell(5)....................  1998    149,167     46,000       85,000             2,221
  Senior Vice President, Product          1997    137,500     21,500       75,000             1,101
  Development                             1996    121,250     77,412            0                 0

---------------
(1) Mr. Tiliacos' employment with the Company began on February 26, 1996. Of the 150,000 option shares granted in 1998, 100,000 were granted in the exchange program pursuant to which 125,000 were cancelled.

(2) Of the 40,000 option shares granted in 1998, 20,000 were granted in the exchange program pursuant to which the 25,000 options granted in 1997 were cancelled.

(3) Ms. Mackay's employment with the Company began on May 8, 1997. Of the 80,000 option shares granted in 1998 20,000 were granted in the exchange program pursuant to which 25,000 options granted in 1997 were cancelled.

(4) Mr. Manakas' employment with the Company began on April 27, 1998. Of the 160,000 option shares granted in 1998, 80,000 were granted in a separate exchange program pursuant to which 80,000 options granted earlier in 1998 were cancelled.

(5) Amounts listed for 1996 include compensation for services Mr. Russell provided to ViewStar prior to the December 24, 1996 merger with ViewStar. Of the 85,000 option shares granted in 1998, 60,000 were granted in the exchange program pursuant to which 75,000 options granted in 1997 were cancelled.

(6) Consists of matching contributions awarded pursuant to the Company's Profit Sharing and Salary Deferral Plan and Trust as well as Group Term Life benefits.

(7) Includes moving bonus in the amount of $2,000.

(8) Includes relocation payments in the amount of $40,960.

OPTION GRANTS IN 1998

     The following table provides information on grants of options to purchase Common Stock in 1998 to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                      INDIVIDUAL GRANTS(1)
                       ---------------------------------------------------     POTENTIAL REALIZABLE
                                     PERCENT OF                                  VALUE AS ASSUMED
                       NUMBER OF    TOTAL OPTIONS                             ANNUAL RATES OF STOCK
                       SECURITIES    GRANTED TO                               PRICE APPRECIATION FOR
                       UNDERLYING   EMPLOYEES IN    EXERCISE                      OPTION TERM(9)
                        OPTIONS        FISCAL        PRICE      EXPIRATION    ----------------------
        NAME           GRANTED(2)      YEAR(8)      ($/SH.)        DATE          5%          10%
        ----           ----------   -------------   --------    ----------    --------    ----------
N.A. Tiliacos........    50,000         3.28%       $ 8.875        1/2/08     $279,072    $  707,223
                         50,000(2)      3.28          9.50        1/14/08      298,725       757,028
                         50,000(3)      3.28          5.6875     10/21/08      173,752       445,115
J.J. Flavio..........    20,000(4)      1.31          9.50        1/14/08      119,490       302,811
                         20,000         1.31          5.625       8/18/08       70,751       179,296
K.B. Mackay..........    20,000(5)      1.31          9.50        1/14/08      119,490       302,811
                         15,000          .98          7.00        7/15/08       66,034       167,343
                         20,000         1.31          7.8125     12/16/08       98,265       249,022
T. Manakas...........    80,000         5.25         11.4375      4/28/08          (10)          (10)
                         80,000(6)      5.25          7.00        8/18/08      173,003       607,184
S.R. Russell.........    60,000(7)      3.94          9.50        1/14/08      358,470       908,433
                         25,000         1.64          7.625      12/28/08      119,883       303,807

---------------
 (1) The options have terms that expire 10 years from the date of grant and become exercisable in equal annual installments over a period of four years, commencing one year after the date of grant. Upon the occurrence of certain business combination transactions, the exercisability of the options will accelerate. The exercise price equals the fair market value on the date of grant based on the closing price of the Common Stock as quoted on the Nasdaq National Market.

 (2) These 50,000 shares were granted in the January 14, 1998 exchange program pursuant to which 50,000 and 12,500 options granted on February 26, 1996 and July 15, 1997, respectively, at exercise prices of $15.00 and $14.00 per share, respectively, were cancelled.

 (3) These 50,000 shares were granted in the October 21, 1998 exchange program pursuant to which 50,000 and 12,500 options granted on January 29, 1997 and July 15, 1997, respectively, at an exercise price of $12.25 and $14.00 per share, respectively, were cancelled.

 (4) These 20,000 shares were granted in the January 14, 1998 exchange program pursuant to which 25,000 options granted on January 29, 1997 at an exercise price of $12.25 per share were cancelled.

 (5) These 20,000 shares were granted in the January 14, 1998 exchange program pursuant to which 25,000 options granted on July 16, 1997 at an exercise price of $14.00 per share were cancelled.

 (6) These 80,000 shares were granted in a separate exchange program on August 18, 1998 pursuant to which 80,000 options granted on April 28, 1998 at exercise price of $11.4375 were cancelled. The closing price of the Company's Common Stock on August 18, 1998 was $5.625.

 (7) These 60,000 shares were granted in the January 14, 1998 exchange program pursuant to which 75,000 options granted on January 29, 1997 at an exercise price of $12.25 were cancelled.

 (8) The Company granted 1,524,005 stock options to employees in 1998, including 744,795 options granted in exchange for 918,756 options tendered for cancellation in connection with the exchange program.

 (9) Assumes all options are exercised at the end of their respective 10-year terms. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates required by applicable regulations of the Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Common Stock price. Actual gains, if any, on stock option exercises depend on the future performance of the Common Stock and overall stock market conditions, as well as the option holders' continued employment through the vesting period. The amount reflected in this table may not necessarily be achieved.

(10) No values are provided because these were cancelled in 1998 pursuant to an exchange program.

OPTION YEAR-END VALUES TABLE

     The following table provides information on option exercises in 1998 by the Named Executive Officers and options outstanding at December 31, 1998.

                      AGGREGATED OPTION EXERCISES IN 1998
                       AND FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF
                              SHARES                  SECURITIES UNDERLYING            VALUE OF UNEXERCISED
                             ACQUIRED                UNEXERCISED OPTIONS AT            IN-THE-MONEY OPTIONS
                                ON       VALUE         FISCAL YEAR-END(#)              AT FISCAL YEAR-END($)
                             EXERCISE   REALIZED   ---------------------------   ---------------------------------
           NAME                (#)       ($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE(2)   UNEXERCISABLE(2)
           ----              --------   --------   -----------   -------------   --------------   ----------------
N.A. Tiliacos..............       0           0      18,750         156,250                0          $103,125
J.J. Flavio................       0           0      71,250          43,750         $210,000            42,500
K.B. Mackay................       0           0       6,250          73,750                0            11,250
T. Manakas.................       0           0           0          80,000                0            60,000
S.R. Russell...............   2,970     $21,703       7,385          85,535           53,504             7,001

---------------
(1) These amounts represent the aggregate number of options exercised, multiplied by the market price of the Common Stock at the time of exercise minus the exercise price for each option.

(2) These amounts represent the aggregate number of in-the-money options, multiplied by the difference between the $7.75 closing price of the Common Stock on the Nasdaq National Market on December 31, 1998 and the exercise price for each option.

OPTION EXCHANGES

     The following table provides information on exchanges of options held by the Named Executive Officers during fiscal year 1998. Other than pursuant to the exchange program implemented in January 1998, and the exchange of certain options held by Mr. Manakas in August 1998 and Mr. Tiliacos in October 1998, the Company has not repriced any stock options held by any executive officers during the past ten years.

                         TEN-YEAR OPTION/SAR REPRICINGS

                                     NUMBER OF                    EXERCISE
                                    SECURITIES     MARKET PRICE   PRICE AT                     LENGTH OF ORIGINAL
                                    UNDERLYING     OF STOCK AT     TIME OF         NEW            OPTION TERM
                                   OPTIONS/SAR'S     TIME OF      REPRICING      EXERCISE      REMAINING AT DATE
         NAME             DATE      REPRICED(#)    REPRICING($)      ($)      PRICE($/SH)(1)      OF REPRICING
         ----           --------   -------------   ------------   ---------   --------------   ------------------
N.A. Tiliacos(2)......   1/14/98      40,000            9.50      15.00           9.50         8 years  43 days
                         1/14/98      10,000            9.50      14.00           9.50         8 years 168 days
                        10/21/98      50,000          5.6875      12.25           5.6875       8 years 268 days
J.J. Flavio...........   1/14/98      20,000            9.50      12.25           9.50         9 years  15 days
K.B. Mackay...........   1/14/98      20,000            9.50      14.00           9.50         9 years 183 days
T. Manakas(3).........   8/18/98      80,000           5.625      11.4375         7.00         9 years 253 days
S. R. Russell.........   1/14/98      60,000            9.50      12.25           9.50         9 years  15 days

---------------
(1) Options granted on January 14, 1998 have an exercise price equal to the fair market value of the Company's common Stock on January 14, 1998 based on the closing price of the Common Stock as quoted on the Nasdaq National Market.

(2) 50,000 of Mr. Tiliacos' options were exchanged under the same 5:4 ratio used in the January exchange program. Due to limitations in the 1996 Plan regarding the number of options that may be granted any one person in any single year, Mr. Tiliacos was unable to exchange certain of his out-of-the-money options in the January 1998 exchange. The Board amended the 1996 Plan in October 1998 to increase the number of shares that may be granted in any year to any individual employee. The amendment allowed the issuance of an additional 50,000 of Mr. Tiliacos' options in October 1998 in exchange for cancellation, at that time, of 62,500 options.

(3) Mr. Manakas's options were granted with an exercise price equal to the exercise price of options granted to another individual, with comparable responsibilities, hired by the Company soon after the hiring of Mr. Manakas. The intention of the Compensation Committee was that the overall compensation of the business unit general managers should be comparable.

REPORT ON OPTION EXCHANGE PROGRAMS

     In December 1997, the Compensation Committee of the Board of Directors, in an action ratified by the Board of Directors, approved a plan that allowed officers and employees of the Company to exchange options with exercise prices of $9.00 or greater for new options with exercise prices equal to the closing price of the Common Stock on the exchange date of January 14, 1998, which was $9.50. Under this exchange program, for every option for five shares tendered for cancellation, a new option for four shares was granted. New options will vest according to the vesting schedule for the original options, except that such options could not be exercised during a one-year blackout period from the date of regrant (except in the case of retirement, disability, death or termination by the Company without cause). New options will expire ten years after the Exchange Date and generally were granted as incentive stock options for officers of the Company, and as nonqualified options for other employees.

     Immediately prior to the Exchange Date of January 14, 1998, options to purchase a total of approximately 2.6 million shares were outstanding. Pursuant to the exchange program, options to purchase a total of 776,256 shares were exchanged for new options to purchase approximately 614,795 shares. In the exchange program, the Named Executive Officers exchanged a total of 187,500 option shares for options to purchase 150,000 shares. The Company issued new options in exchange for cancellation of previously granted options for two of the Named Executive Officers later in 1998, as discussed below.

     Before implementation of the exchange program, approximately 55% of all granted and outstanding options had exercise prices greater than current market price of the Common Stock. Due to the significant percentage of "out of the money" options, the Compensation Committee and the Board of Directors believed that the retention value of the outstanding grants was significantly diminished and that the exchange program was critical to the Company's ability to attract, retain and motivate employees necessary to the Company's long-term success. The Compensation Committee and Board of Directors felt that the exchange program would help ensure that optionees will continue to have meaningful equity incentives in the Company and, therefore, was in the best interests of the Company.

     In August 1998, the Compensation Committee, in an action ratified by the Board of Directors, approved an exchange of options for Mr. Manakas that allowed him, on August 18, 1998, to exchange options to purchase 80,000 shares with an exercise price of $11.4375 for options to purchase 80,000 shares with an exercise price of $7.00. The exercise price on August 18, 1998 of $7.00 was 20% higher than the closing price of the Common Stock at $5.6875, and was equal to the exercise price of options recently granted to another, recently hired, business unit general manager. The new options did not receive credit for vesting under the original options; instead, vesting of the new options began anew and the options vest over four years from the date of grant. The Compensation Committee felt it was in the best interest of the Company to have individuals hired at approximately the same time, performing similar functions, to have roughly equivalent equity interests.

     In October 1998, the Compensation Committee, in an action ratified by the Board of Directors, approved a exchange of options for Mr. Tiliacos that allowed him on, October 21, 1998, to exchange 12,500 and 50,000 shares with exercise prices of $14.00 and $12.25, respectively, for options to purchase 50,000 shares with an exercise price of $5.6875. The new options did not receive credit for vesting under the original options; instead, vesting of the new options began anew and the options vest over four years from the date of grant. Because of limitations in the 1996 Plan regarding the number of options that may be granted in a single year to any one person, Mr. Tiliacos was not able to take advantage of the January exchange program with regard to the shares repriced in October 1998. The Compensation Committee felt that it was in the best interests of the Company to amend the 1996 Plan to relax this restriction and enable the exchange of these shares on the 5:4 exchange ratio basis permitted in January 1998.

     The Compensation Committee approved these exchange programs as a means of ensuring that optionees will continue to have meaningful equity incentives to work toward the Company's success. These adjustments were deemed by the Compensation Committee to be in the best interests of the Company and its shareholders.

COMPENSATION COMMITTEE

H. Robert Gill (Chairman)
Umang Gupta
David J. Ladd

                EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT
                       AND CHANGE OF CONTROL ARRANGEMENTS

AGREEMENTS

     Effective February 5, 1998, the Company entered into an employment agreement with Nicholas A. Tiliacos for his services as Chief Executive Officer and President, including appointment of Mr. Tiliacos as a director and an agreement to nominate Mr. Tiliacos for election as a director at the next annual meeting. The agreement establishes Mr. Tiliacos' minimum annual base salary at $215,000 and provides for the continuation of base salary for an additional year in the event Mr. Tiliacos is terminated without cause or terminates employment for Good Reason following a change of control of the Company ("Good Reason" includes a material change in Mr. Tiliacos' position or duties, a reduction in salary or a relocation of more than 100 miles.) This agreement supersedes a prior employment agreement dated February 26, 1996. Pursuant to a First Amendment to Executive Employment Agreement entered into August 18, 1998, the February 1998 Agreement was amended so that, in the event that Mr. Tiliacos' employment terminates without cause following a Corporate Transaction, the Company will be obligated to pay Mr. Tiliacos his then regular base salary for a period of two years after the effective date of termination of employment. This amendment will not apply to any termination that is unrelated to a Corporate Transaction.

     Effective March 1, 1995, the Company entered into an employment agreement with John J. Flavio for his services as the Company's Senior Vice President, Finance and Administration, Chief Financial Officer and Secretary and Treasurer. The Agreement establishes Mr. Flavio's minimum annual base salary at $145,000 and provides for a continuation of base salary for an additional six months in the event Mr. Flavio is terminated without cause or terminates employment for Good Reason following a change of control of the Company ("Good Reason" includes a material change in Mr. Flavio's position or duties, a reduction in salary or a relocation of more than 100 miles.) Pursuant to a First Amendment to Executive Employment agreement entered into on August 18, 1998, his Employment Agreement was amended so that, in the event that Mr. Flavio terminates his employment for Good Reason, or if the Company terminates his employment without cause, following a Change of Control, the Company will be obligated to pay Mr. Flavio his then regular base salary for a period of eighteen months after the effective date of termination of employment. This amendment does not apply to any termination that is unrelated to a Corporate Transaction.

     Effective April 28, 1998, the Company entered into an employment agreement with Kim B. Mackay for her services as the Company's Vice President, Corporate Development. The agreement establishes Ms. Mackay's minimum annual base salary of $125,000. Pursuant to a First Amendment to Executive Employment Agreement entered into August 18, 1998, her Employment Agreement was amended so that, in the event that Ms. Mackay terminates her employment for Good Reason, or if the Company terminates her employment without cause, following a Corporate Transaction, the Company will be obligated to pay Ms. Mackay her then regular base salary for a period of eighteen months after the effective date of termination of her employment. This amendment does not apply to any termination that is unrelated to a Corporate Transaction.

     Effective April 28, 1998, the Company entered into an employment agreement with Theodore Manakas for his services as the Company's Senior Vice President & General Manager, CMS. The agreement establishes Mr. Manakas' minimum annual base salary of $175,000 and provides for a continuation of base salary for an additional six months in the event that the Company terminates Mr. Manakas without cause or if Mr. Manakas terminates his employment for Good Reason. Pursuant to a First Amendment to Executive Employment Agreement entered into August 18, 1998, his Employment Agreement was amended so that, in the event that Mr. Manakas terminates his employment for Good Reason, or if the Company terminates his employment without cause following a Corporate Transaction, the Company will be obligated to pay Mr. Manakas his then regular base salary for a period of eighteen months after the effective date of termination of employment. This amendment does not apply to any termination that is unrelated to a Corporate Transaction.

     Effective December 24, 1996, the Company entered into an employment agreement with Steven R. Russell for his services as the Company's Senior Vice President, Product Development. This agreement establishes Mr. Russell's minimum annual base salary of $140,000 and provides for a $24,500 signing bonus. Base salary will continue for an additional six months in the event of termination by the Company of his employment without cause or resignation by him for good reason. Mr. Russell further agrees not to compete or solicit employees upon termination of employment with the Company, and if this covenant is satisfied, Mr. Russell is entitled to an additional six months base salary, benefits and, if permitted by law and the applicable stock option plan, continued stock option vesting. Pursuant to a First Amendment to Executive Employment Agreement entered into August 18, 1998, his Employment Agreement was amended so that, in the event that Mr. Russell terminates his employment for Good Reason, or if the Company terminates his employment without cause following a Corporate Transaction, the Company will be obligated to pay Mr. Russell his then regular base salary for a period of eighteen months after the effective date of termination of employment. This amendment does not apply to any termination that is unrelated to a Corporate Transaction.

OPTION PLANS

     Pursuant to the Option Plans and employment agreements described above, all outstanding options become vested and exercisable should certain events occur, including certain mergers and business combinations, that result in a change of control of the Company. Additionally, for options granted under the Company's Restated 1987 Stock Option Plan, unless the plan administrator determines otherwise, optionees may elect to receive a cash amount equal to the difference between the option exercise price and the fair market value of the stock on the date of the election.

                         COMPENSATION COMMITTEE REPORT

     During 1998, the Compensation Committee of the Board of Directors included
H. Robert Gill (Chairman), David J. Ladd and Umang Gupta. All committee members are non-employee directors of the Company. The Committee is responsible for administering the Company's compensation and employee benefit plans, which include the Company's equity compensation plans and its 1991 Employee Stock Purchase Plan. The Committee also administers the Company's Profitability Bonus Plan and Management Bonus Plan (the "Bonus Plans"), which provide an annual cash bonus to all participants based on the Company's operating income achievement and other performance factors. In addition to setting policies regarding compensation of all employees, the Committee reviews and approves base salaries for all executive officers, annual payouts and levels of participation in the Bonus Plans and changes to the design of these plans. Decisions made by the Committee relating to compensation of executive officers are reviewed and ratified by the full Board of Directors.

EXECUTIVE COMPENSATION POLICIES AND PERFORMANCE MEASURES

     The Company's executive compensation policies have been developed to meet the following objectives:

     - Attract and retain key executives critical to the Company's long-term success;

     - Reward key executives for their contributions to the development and successful execution of strategies relevant to their functional responsibilities; and

     - Motivate key executives to make decisions and take actions that achieve the Company's strategic performance goals and increase the long-term value of the Common Stock.

     The Committee uses a combination of cash and equity-based programs to compensate key executives.

     Compensation payments in excess of $1 million to each of the Chief Executive Officer and four other most highly compensated executive officers are subject to a limitation on deductibility for the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Certain performance-based compensation is not subject to the limitation on deductibility. The Committee does not expect cash compensation in 1998 to the Chief Executive Officer or any other executive officer to be in excess of $1 million. Assuming approval of the amendments to the Company's 1996 Stock Incentive Compensation Plan, the subject of Proposal 2 as described in this Proxy Statement, the Option Plans are designed to qualify stock option awards for the performance-based exception to the $1 million limitation on deductibility of compensation payments.

  Cash-based Compensation

     The Committee reviews base salaries for all executive officers annually. In evaluating executive salaries, the Committee uses industry surveys of compensation paid at companies of similar size and/or in its industry, as well as the Company's own recent recruiting experience, if applicable. The companies surveyed include some, but not all, of the companies in the Center for Research and Security Prices Index of Nasdaq Business Services Stocks used in the Stock Price Performance graph. The Committee also considers the officer's individual performance during the prior year. Factors that affect an individual officer's performance rating focus on the executive's success in contributing to the Company's short and long-term objectives. Short-term objectives include sales growth from new and existing products and levels of gross profit and gross margin, operating income and operating income margin, and net earnings and net earnings margin. Long-term objectives include the timely development of new products, enhancements and improvements to existing products, identification of new markets for the Company's products, development and execution of plans to address identified market opportunities, adequate control over and efficient use of the Company's assets, and share price appreciation. The Company does not assign relative weights to the factors it considers in establishing base salaries. In general, unless special circumstances apply, the Committee sets executive salaries at or near the midpoint of the range indicated by its surveys (depending on the applicable experience level of the executive and subject to minimum salaries established in the employment agreements of the executives). See "Employment Agreements, Termination of Employment and Change of Control Arrangements."

     In addition to base salary, the Company provides executive officers and other key managers incentive compensation in the form of its Management Bonus Plan (the "MBP"). The MBP is designed to ensure that a significant percentage of each executive officer's total potential cash compensation is based on a quantitative evaluation of the Company's financial performance, as well as a qualitative evaluation of individual performance. The MBP's payout formula is based on the Company's attainment of its planned revenues and operating income and the individual officer's performance rating. In August 1998, the Board concluded the Company's performance in 1998 would not likely warrant payment of bonuses under the 1998 MBP as originally approved by the Board. In an effort to ensure retention of the Company's executives, the Board approved an amendment to the plan to enable payment of a bonus to participants in the event the earnings of the Company for the second half of 1998 equaled or exceeded $0.25 per share.

  Equity-based Compensation

     The Company provides its executive officers with long-term incentives through its option plans. The option plans' primary objective is to provide an incentive for the executive officers to make decisions and take actions that maximize long-term shareholder value. Each plan promotes this long-term focus by prescribing vesting periods. Options currently vest in four equal annual installments beginning one year from the date of grant. The Committee reviews and approves all grants made under the option plans and in connection with initial hiring, promotions, extraordinary achievements or compensation adjustments. In addition to these factors, the size and timing of grants are generally subject to policies established by the Committee regarding the employee grade level of the optionee, the overall number of options actually granted to such optionee in the past, and the extent of vesting of such grants.

CHIEF EXECUTIVE OFFICER COMPENSATION

     In establishing the Chief Executive Officer's compensation package, the Committee pursues the same objectives and policies that apply to the Company's other executive officers.

     Mr. Tiliacos' Employment agreement established his minimum annual base salary at $215,000. As with other executive officers, a significant percentage of the Chief Executive Officer's total potential cash compensation consists of a bonus payable under the terms of the MBP or as otherwise determined by the Committee. The Committee determined the Chief Executive Officer's bonus for fiscal year 1998 to be $86,000, after considering the following factors: the Company's 1998 financial performance versus planned performance, particularly its performance in the second half of the year; the Chief Executive Officer's individual performance; comparison to Chief Executive Officers bonuses granted by similar companies in similar industries; bonus payments made to the Company's Chief Executive Officer in prior years; and successful achievement of certain short-term goals established by the Committee.

COMPENSATION COMMITTEE

H. Robert Gill (Chairman)
Umang Gupta
David J. Ladd

                            STOCK PRICE PERFORMANCE

     The following graph compares the cumulative total return to shareholders of the Common Stock with the cumulative total return of the Nasdaq Composite Index and the Center for Research in Security Prices ("CRSP") Index of Nasdaq Business Services Stocks for the period beginning on December 31, 1993.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                    MOSAIX, INC., NASDAQ COMPOSITE INDEX AND
                 CRSP INDEX OF NASDAQ BUSINESS SERVICES STOCKS
                     (FISCAL YEAR ENDED DECEMBER 31, 1998)

                                                                               NASDAQ STOCK MARKET
                                                       MOSAIX, INC               (U S COMPANIES)        NASDAQ BUS. SERV. STOCKS
                                                       -----------             -------------------      ------------------------
'12/31/93'                                               100.00                      100.00                      100.00
'12/30/94'                                               326.00                       98.00                      121.00
'12/29/95'                                               359.00                      138.00                      184.00
'12/31/96'                                               441.00                      170.00                      230.00
'12/31/97'                                               243.00                      208.00                      276.00
'12/31/98'                                               214.00                      294.00                      496.00

Assumes $100 was invested on December 31, 1993 in each of the Common Stock, the Nasdaq Composite Index and the CRSP Index of Nasdaq Business Services Stocks, and that all dividends are reinvested. Stock price performance shown above for the Common Stock is historical and not necessarily indicative of future price performance.

          PROPOSAL TO AMEND THE 1996 STOCK INCENTIVE COMPENSATION PLAN

                                  (PROPOSAL 2)

1996 STOCK INCENTIVE COMPENSATION PLAN

     General. On October 16, 1996, the Board of Directors adopted the 1996 Stock Incentive Compensation Plan (the "1996 Plan"), which was approved at the Special Annual Meeting of Shareholders on December 20, 1996. The purpose of the 1996 Plan is to enhance the long-term shareholder value of the Company by offering opportunities to officers, key employees, consultants, agents, advisors and independent contractors providing services to the Company to participate in the Company's growth and success, and to encourage them to remain in the service of the Company and its subsidiaries and to acquire and maintain stock ownership in the Company. On December 10, 1997, the Board of Directors adopted an amendment to the 1996 Plan to increase the number of shares available for grant under the 1996 Plan from 1,500,000 to 1,800,000 shares. This amendment was approved by the shareholders at the 1998 Annual Meeting held April 28, 1998.

     Proposed Amendments. On December 16, 1998, the Board of Directors approved, subject to shareholder approval, an amendment to the 1996 Plan to increase the number of shares available for grant under the 1996 Plan from 1,800,000 to 2,200,000 shares, an increase of 400,000 shares. As of February 26, 1999, 176,401 shares were available for the grant of new awards under the 1996 Plan (not including the proposed 400,000 share increase). The total number of shares subject to outstanding options under all of the Company's plans, plus the number of shares available for new grants under the 1996 Plan (as proposed to be amended), is approximately 26% of the Company's total outstanding Common Shares. Since January 1, 1998, in accordance with a program approved by the Company's Board of Directors, the Company has repurchased 2,124,100 shares of the Company's Common Stock. Without these repurchases, the total number of shares subject to outstanding options under all of the Company's plans, plus the number of shares available for new grants under the 1996 Plan (as proposed to be amended), as of February 26, 1999, would have been approximately 22% of the Company's total outstanding Common Shares.

     In October 1998, the Board of Directors adopted an amendment to increase certain grant limitations under the Company's 1996 Plan. Specifically, the Board raised the number of shares of Common Stock that may be made the subject of option or stock awards to any particular individual in any one fiscal year (other than new-hire grants) from 100,000 shares to 300,000 shares. The limitations will apply only to the extent required for compliance with Section 162(m) of the Code.

     Section 162(m) of the Code provides generally that a publicly-held corporation may not take a federal income tax deduction for compensation paid to a "covered employee" in excess of $1 million in any taxable year. "Covered employees" include the Chief Executive Officer of the corporation and every other officer who is among the other four most highly compensated officers of the corporation and is employed at year end, as reported in the corporation's proxy statement. The $1 million limit on deductibility does not apply to compensation that meets the requirements for "qualified performance-based compensation" as defined in the Treasury regulations. For compensation plans such as the 1996 Plan, these requirements include, among other things, that the shareholders approve the plan's grant limits. For this reason, the Board is requesting the shareholders' approval of these amendments to the 1996 Plan.

     The 1996 Plan, as amended and restated subject to shareholder approval, is attached hereto as Exhibit A and is incorporated herein by reference. Set forth below is a summary of certain important features of the 1996 Plan, as amended, which summary is qualified in its entirety by reference to the full text of the 1996 Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENTS TO THE 1996 PLAN.

  Description of the 1996 Plan

     Stock Subject to the 1996 Plan. Subject to adjustment from time to time as provided in the 1996 Plan, a maximum of 2,200,000 Company Common Shares will be available for issuance under the 1996 Plan, as amended. No more than 300,000 shares may be issued as stock awards (including restricted stock) under the 1996 Plan. Shares issued pursuant to the 1996 Plan will be drawn from authorized but unissued shares.

     Subject to adjustment from time to time as provided in the 1996 Plan, as amended, no more than 300,000 Company Common Shares may be made the subject of option or stock awards to any participant in any one year, except that the Company may make additional one-time grants of up to 300,000 Company Common Shares to any newly hired individual, such limitation to be applied consistently with the requirements of, and only to the extent required for compliance with, certain provisions of Section 162(m) of the Code, which precludes the Company from taking a tax deduction for compensation payments to executives in excess of $1 million, unless such payments qualify for the "performance-based" exemption from the $1 million limitation.

     Any Company Common Shares that cease to be subject to an award (other than by reason of exercise or payment of the award to the extent it is exercised for or settled in shares), including, without limitation, in connection with the cancellation of an award and the grant of a replacement award, will be available for issuance in connection with future grants of awards under the 1996 Plan. Option or stock awards made under the 1996 Plan may be made singly or in combination. Awards also may be made in replacement of, or as alternatives to, grants or rights under any other employee or compensation plan or in substitution for, or by the assumption of, awards issued under plans of an acquired entity.

     Eligibility to Receive Awards. Awards may be granted under the 1996 Plan to those officers, directors and key employees of the Company and its subsidiaries as the plan administrator from time to time selects. Awards may also be made to consultants, agents, advisors and independent contractors who provide services to the Company and its subsidiaries. Approximately 44 individuals were awarded stock options under the 1996 Plan in 1998.

     Terms and Conditions of Stock Option Grants. Options granted under the 1996 Plan may be Incentive Stock Options or Nonqualified Stock Options. The per share option price for each option granted under the 1996 Plan will be determined by the plan administrator, but will be not less than 100% of a Company Common Share's fair market value on the date of grant. For purposes of the 1996 Plan, "fair market value" means the closing price for a Company Common Share as reported by the Nasdaq National Market for a single trading day.

     The exercise price for shares purchased under options may be paid in cash or by check or, unless the plan administrator at any time determines otherwise, a combination of cash, check, Company Common Shares that have been held for at least six months, a promissory note, delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, or such other consideration as the plan administrator may permit. The Company may require the optionee to pay to the Company any applicable withholding taxes that the Company is required to withhold with respect to the grant or exercise of any award. The withholding tax may be paid in cash or, subject to applicable law, the plan administrator may permit the optionee to satisfy such obligations by the withholding or delivery of Company Common Shares. The Company may withhold from any award or any Company Common Shares issuable pursuant to an award or from any cash amounts otherwise due from the Company to the recipient of the award an amount equal to such taxes.

     The option term will be fixed by the plan administrator, and each option will be exercisable pursuant to a vesting schedule determined by the plan administrator. If the vesting schedule is not set forth in the instrument evidencing the option, the option will become exercisable in four equal annual installments beginning one year after the date of grant. The plan administrator will also determine the circumstances under which an option will be exercisable in the event the optionee ceases to provide services to the Company or one of its subsidiaries. If not so established, options generally will be exercisable for one year after termination of services as a result of retirement, early retirement at the Company's request, disability or death and for three months after all other terminations. An option will automatically terminate if the optionee's services are terminated for cause, as defined in the 1996 Plan.

     Stock Awards. The plan administrator is authorized to make awards of Company Common Shares to participants on such terms and conditions and subject to such restrictions, if any (whether based on performance standards, periods of service or otherwise), as the plan administrator may determine. Restrictions may include repurchase or forfeiture rights in favor of the Company.

     Transferability. No option will be assignable or otherwise transferable by the holder other than by will or the laws of descent and distribution and, during the holder's lifetime, may be exercised only by the holder, unless the plan administrator determines otherwise in its sole discretion, and except to the extent permitted by Section 422 of the Code.

     Corporate Transaction. In the event of certain mergers, consolidations, sales of substantially all the assets of the Company, a liquidation of the Company or the acquisition by any person of a majority of the Company's outstanding voting securities, each option or stock award that is at the time outstanding will automatically accelerate so that each such award becomes, immediately prior to such corporate transaction, 100% vested, unless, in the opinion of the Company's accountants, such acceleration would render unavailable pooling-of-interests accounting for the corporate transaction, and except that such award will not so accelerate for employees other than executive officers of the Company if and to the extent (a) such award is, in connection with the corporate transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable award for the purchase of shares of the capital stock of the successor corporation or its parent corporation or (b) such award is to be replaced with a cash incentive program of the successor corporation that preserves the spread existing at the time of the corporate transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such award. Any such awards that are assumed or replaced in the corporate transaction and do not otherwise accelerate at that time shall be accelerated in the event the holder's employment or services shall subsequently terminate within two years following such corporate transaction, unless such employment or services are terminated by the Company for cause or by the holder voluntarily without good reason.

     Further Adjustment of Awards. The plan administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the plan administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to holders, with respect to awards. Such authorized action may include (but is not limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, awards so as to provide for earlier, later, extended or additional time for exercise, payment or settlement or lifting restrictions, differing methods for calculating payments or settlements, alternate forms and amounts of payments and settlements and other modifications, and the plan administrator may take such actions with respect to all holders, to certain categories of holders or only to individual holders. The plan administrator may take such actions before or after granting awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

     Administration. The 1996 Plan will be administered by a committee or committees appointed by, and consisting of two or more members of, the Company's Board of Directors. The Board may delegate the responsibility for administering the 1996 Plan with respect to designated classes of eligible participants to different committees, subject to such limitations as the Board deems appropriate. Committee members will serve for such terms as the Board may determine, subject to removal by the Board at any time. The composition of any committee responsible for administering the 1996 Plan with respect to officers and directors of the Company who are subject to Section 16 of the Exchange Act with respect to securities of the Company will comply with the requirements of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, or any successor provision.

     Amendment and Termination. The 1996 Plan may be suspended or terminated by the Board or by the shareholders of the Company at any time. The Board may amend the 1996 Plan, as it deems advisable, subject to shareholder approval in certain instances, as set forth in the 1996 Plan. No ISOs may be granted under the 1996 Plan more than ten years after the date the 1996 Plan is adopted by the Board.

     Federal Income Tax Consequences. The following discussion summarizes the material federal income tax consequences to the Company and the participants in connection with the 1996 Plan under existing applicable provisions of the Code and the regulations thereunder. The discussion is general in nature and does not address issues relating to the income tax circumstances of any individual employee. The discussion is based on federal income tax laws in effect on the date hereof and is, therefore, subject to possible future changes in the law. The discussion does not address the consequences of state, local or foreign tax laws.

     A recipient will not have any income at the time a nonqualified option is granted nor will the Company be entitled to a deduction at that time. When a nonqualified option is exercised, the optionee will have ordinary income (whether the option price is paid in cash or by surrender of already owned Common Shares), in an amount equal to the excess of the fair market value of the shares to which the option exercise pertains over the option price. The Company will be entitled to a tax deduction with respect to a nonqualified option at the same time and in the same amount as the recipient, assuming that the deduction is not disallowed by Section 162(m) of the Code (which limits the Company's deduction in any one year for certain remuneration paid to certain executives in excess of $1 million) or otherwise limited under the Code.

     An optionee will not have any income at the time an ISO is granted. Furthermore, an optionee will not have regular taxable income at the time the ISO is exercised. However, the excess of the fair market value of the shares at the time of exercise over the exercise price will be a preference item that could create an alternative minimum tax liability. If an optionee disposes of the shares acquired on exercise of an ISO after the later of two years after the grant of the ISO and one year after exercise of the ISO, the gain (i.e., the excess of the proceeds received over the option price), if any, will be long-term capital gain eligible for favorable tax rates under the Code. If the optionee disposes of the shares within two years of the grant of the ISO or within one year of exercise of the ISO, the disposition is normally a "disqualifying disposition," and the optionee will recognize ordinary income in the year of the disqualifying disposition equal to the excess of the amount received for the shares (or, in the case of a gift, the fair market value of the shares at the time the ISO is exercised) over the option price. The balance of the gain or loss, if any, will be long-term or short-term capital gain depending on whether the shares were sold more than one year after the ISO was exercised.

     The Company is not entitled to a deduction as the result of the grant or exercise of an ISO. If the optionee has ordinary income taxable as compensation as a result of a disqualifying disposition, the Company will be entitled to a deduction at the same time and in the same amount as the optionee, assuming that the deduction is not disallowed by Section 162(m) of the Code.

     New Plan Benefits. Since awards under the 1996 Plan are discretionary, total awards that may be granted for the current fiscal year are not determinable until completion of the year. During 1998, options to purchase an aggregate of 772,000 common shares were granted under the 1996 Plan to all executive officers of the Company as a group at an average price of $8.445, and options to purchase an aggregate of 338,700 common shares were granted under the 1996 Plan to all other employees of the Company as a group (including officers who are not executive officers) at an average exercise price of $7.202. Options granted under the 1996 Plan during 1998 to the named executive officers are set forth under "Option Grants in Last Fiscal Year."

              PROPOSAL FOR RATIFICATION OF APPOINTMENT OF AUDITORS

                                  (PROPOSAL 3)

     Unless instructed to the contrary, shares represented by a duly executed proxy in the form accompanying this Proxy Statement will be voted for the ratification of the appointment of KPMG Peat Marwick LLP ("KPMG") as auditors of the Company for 1999. KPMG has audited the accounts of the Company and its subsidiaries since 1987. Representatives of KPMG are expected to attend the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions from shareholders. In the event this ratification of the appointment of KPMG is not approved by a majority of the votes cast, the selection of other auditors will be considered and determined by the Board of Directors. The Board of Directors has unanimously approved the appointment of KPMG as auditors for the Company and its subsidiaries.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL.

                           PROPOSALS OF SHAREHOLDERS

     Proposals of shareholders to be considered for inclusion in the proxy statement and proxy card for the 2000 Annual Meeting of Shareholders must be received by the Secretary of the Company by November 17, 1999.

     In addition, the Company's Bylaws include advance notice provisions that require shareholders desiring to bring nominations or other business before an annual shareholder meeting to do so in accordance with the terms of the advance notice provisions. These advance notice provisions require that, among other things, shareholders give timely written notice to the Secretary of the Company regarding such nominations or other business. To be timely, a notice must be delivered to the Secretary of the principal executive offices of the Company no more than 90 days and no less than 60 days prior to the anniversary of the previous year's annual meeting.

     Accordingly, a shareholder who intends to present a proposal at the 2000 Annual Meeting without inclusion of the proposal in the Company's proxy materials must provide written notice of the nominations or other business they wish to propose to the Secretary no earlier than February 11, 2000, and no later than March 12, 2000. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                            SOLICITATION OF PROXIES

     The proxy accompanying this Proxy Statement is solicited by the Board of Directors. Proxies may be solicited by directors, executive officers and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. Such solicitations may be made personally or by mail, telephone, telegraph, facsimile transmission or messenger. The Company will reimburse persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for their reasonable expenses in forwarding soliciting materials to their principals. All costs of solicitation of proxies will be paid by the Company. Mosaix intends to retain CIC to assist it with the solicitation of proxies for the Annual Meeting. Pursuant to its agreement with CIC, Mosaix will pay CIC $6,000 in fees, plus approximately $300 in out-of-pocket expenses.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matters for action at the Annual Meeting other than those specifically referred to in this Proxy Statement. If other matters properly come before the Annual Meeting, the holders of the proxies will act in respect thereto in accordance with their best judgment.

     Copies of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1998 are being mailed to shareholders, together with this proxy statement, the proxy and the Notice of Annual Meeting of Shareholders on or about March 16, 1999. Additional copies may be obtained from the Secretary of the Company, 6464 185th Avenue NE, Redmond, Washington 98052.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ JOHN J. FLAVIO
                                          ----------------------
                                          John J. Flavio
                                          Secretary

Redmond, Washington
March 16, 1999

                                                                       EXHIBIT A

                                  MOSAIX, INC.

          1996 AMENDED AND RESTATED STOCK INCENTIVE COMPENSATION PLAN

SECTION 1. PURPOSE

     The purpose of the Mosaix, Inc. 1996 Stock Incentive Compensation Plan (the "Plan") is to enhance the long-term shareholder value of Mosaix, Inc., a Washington corporation (the "Company"), by offering opportunities to employees, directors, officers, consultants, agents, advisors and independent contractors of the Company and its Subsidiaries (as defined in Section 2) to participate in the Company's growth and success, and to encourage them to remain in the service of the Company and its Subsidiaries and to acquire and maintain stock ownership in the Company.

SECTION 2. DEFINITIONS

     For purposes of the Plan, the following terms shall be defined as set forth below:

2.1  AWARD

     "Award" means an award or grant made pursuant to the Plan, including, without limitation, awards or grants of Options and Stock Awards, or any combination of the foregoing.

2.2  BOARD

     "Board" means the Board of Directors of the Company.

2.3  CAUSE

     "Cause" means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

2.4  CODE

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.5  COMMON STOCK

     "Common Stock" means the common stock, par value $.01 per share, of the Company.

2.6  CORPORATE TRANSACTION

     "Corporate Transaction" means any of the following events:

          (a) Consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of the Common Stock are converted into cash, securities or other property, if following such merger or consolidation the holders of the Company's outstanding voting securities immediately prior to such merger or consolidation own less than 66 2/3% of the outstanding voting securities of the surviving corporation;

          (b) Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company's assets other than a transfer of the Company's assets to a majority-owned subsidiary corporation (as the term "subsidiary corporation" is defined in Section 8.3) of the Company;

          (c) Approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company; or

          (d) Acquisition by a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date of adoption of the Plan) of the Exchange Act of a majority or more of the Company's outstanding voting securities (whether directly or indirectly, beneficially or of record).

     Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) (as in effect on the date of adoption of the Plan) pursuant to the Exchange Act.

2.7  DISABILITY

     "Disability" means a mental or physical impairment of the Holder which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the Holder to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Plan Administrator.

2.8  EARLY RETIREMENT

     "Early Retirement" means early retirement as that term is defined by the Plan Administrator from time to time for purposes of the Plan.

2.9  EXCHANGE ACT

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.10  FAIR MARKET VALUE

     "Fair Market Value" shall be as established in good faith by the Plan Administrator or (a) if the Common Stock is listed on the Nasdaq National Market, the closing price for the Common Stock as reported by the Nasdaq National Market for a single trading day or (b) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the closing price for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

2.11  GOOD REASON

     "Good Reason" means the occurrence of any of the following events or conditions and the failure of the Successor Corporation to cure such event or condition within 30 days after receipt of written notice by the Holder:

          (a) a change in the Holder's status, title, position or responsibilities (including reporting responsibilities) that, in the Holder's reasonable judgment, represents a substantial reduction in the status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Holder of any duties or responsibilities that, in the Holder's reasonable judgment, are materially inconsistent with such status, title, position or responsibilities; or any removal of the Holder from or failure to reappoint or reelect the Holder to any of such positions, except in connection with the termination of the Holder's employment for Cause, for Disability or as a result of his or her death, or by the Holder other than for Good Reason;

          (b) a reduction in the Holder's annual base salary;

          (c) the Successor Corporation's requiring the Holder (without the Holder's consent) to be based at any place outside a 35-mile radius of his or her place of employment prior to a Corporate Transaction, except for reasonably required travel on the Successor Corporation's business that is not materially greater than such travel requirements prior to the Corporate Transaction;

          (d) the Successor Corporation's failure to (i) continue in effect any material compensation or benefit plan (or the substantial equivalent thereof) in which the Holder was participating at the time of a Corporate Transaction, including, but not limited to, the Plan, or (ii) provide the Holder with compensation and benefits substantially equivalent (in terms of benefit levels and/or reward opportunities) to those provided for under each material employee benefit plan, program and practice as in effect immediately prior to the Corporate Transaction;

          (e) any material breach by the Successor Corporation of its obligations to the Holder under the Plan or any substantially equivalent plan of the Successor Corporation; or

          (f) any purported termination of the Holder's employment or service for Cause by the Successor Corporation that does not comply with the terms of the Plan or any substantially equivalent plan of the Successor Corporation.

2.12  GRANT DATE

     "Grant Date" means the date the Plan Administrator adopted the granting resolution or a later date designated in a resolution of the Plan Administrator as the date an Award is to be granted.

2.13  HOLDER

     "Holder" means the person to whom an Award is granted, a permitted assignee or transferee or, for a Holder who has died, the personal representative of the Holder's estate, the person(s) to whom the Holder's rights under the Award have passed by will or the applicable laws of descent and distribution or the beneficiary designated pursuant to Section 11.

2.14  INCENTIVE STOCK OPTION

     "Incentive Stock Option" means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

2.15  NONQUALIFIED STOCK OPTION

     "Nonqualified Stock Option" means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

2.16  OPTION

     "Option" means the right to purchase Common Stock granted under Section 7.

2.17  PLAN ADMINISTRATOR

     "Plan Administrator" means the Board or any committee of the Board designated to administer the Plan under Section 3.1.

2.18  RESTRICTED STOCK

     "Restricted Stock" means shares of Common Stock granted under Section 9, the rights of ownership of which are subject to restrictions prescribed by the Plan Administrator.

2.19  RETIREMENT

     "Retirement" means retirement as of the individual's normal retirement date under the Company's 401(k) Plan or other similar successor plan applicable to salaried employees or, if no such plan exists, as that term is defined by the Plan Administrator from time to time for purposes of the Plan.

2.20  SECURITIES ACT

     "Securities Act" means the Securities Act of 1933, as amended.

2.21  STOCK AWARD

     "Stock Award" means an Award granted under Section 9.

2.22  SUBSIDIARY

     "Subsidiary," except as provided in Section 8.3 in connection with Incentive Stock Options, means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Plan Administrator, and any entity that may become a direct or indirect parent of the Company.

2.23  SUCCESSOR CORPORATION

     "Successor Corporation" has the meaning set forth under Section 12.2.

SECTION 3. ADMINISTRATION

3.1  PLAN ADMINISTRATOR

     The Plan shall be administered by the Board or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board. If and so long as the Common Stock is registered under
Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator of the Plan with respect to any persons subject or likely to become subject to Section 16 under the Exchange Act the provisions regarding (a) "outside directors," as contemplated by Section 162(m) of the Code, and (b) "non-employee directors," as contemplated by Rule 16b-3 under the Exchange Act. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

3.2  ADMINISTRATION AND INTERPRETATION BY THE PLAN ADMINISTRATOR

     Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's officers as it so determines.

SECTION 4. STOCK SUBJECT TO THE PLAN

4.1  AUTHORIZED NUMBER OF SHARES

     Subject to adjustment from time to time as provided in Section 12.1, a maximum of 2,200,000 shares of Common Stock shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares.

4.2  LIMITATIONS

     (a) Subject to adjustment from time to time as provided in Section 12.1, not more than an aggregate of 300,000 shares shall be available for issuance pursuant to grants of Stock Awards under the Plan.

     (b) Subject to adjustment from time to time as provided in Section 12.1, not more than 300,000 shares of Common Stock may be made subject to Awards under the Plan to any individual in the aggregate in any one fiscal year of the Company except that the Company may make additional one-time grants of up to 300,000 shares to newly hired individual, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

4.3  REUSE OF SHARES

     Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in shares) shall again be available for issuance in connection with future grants of Awards under the Plan; provided, however, that for purposes of Section 4.2, any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code.

SECTION 5. ELIGIBILITY

     Awards may be granted under the Plan to those officers, directors and key employees of the Company and its Subsidiaries as the Plan Administrator from time to time selects. Awards may also be made to consultants, agents, advisors and independent contractors who provide services to the Company and its Subsidiaries.

SECTION 6. AWARDS

6.1  FORM AND GRANT OF AWARDS

     The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan. Such Awards may include, but are not limited to, Incentive Stock Options, Nonqualified Stock Options and Stock Awards. Awards may be granted singly or in combination.

6.2  ACQUIRED COMPANY AWARDS

     Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities ("Acquired Entities") (or the parent of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the "Acquisition Transaction"). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, and the persons holding such Awards shall be deemed to be Holders.

SECTION 7. AWARDS OF OPTIONS

7.1  GRANT OF OPTIONS

     The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2  OPTION EXERCISE PRICE

     Subject to Section 6.2, the exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date.

7.3  TERM OF OPTIONS

     The term of each Option shall be as established by the Plan Administrator or, if not so established, shall be 10 years from the Grant Date.

7.4  EXERCISE OF OPTIONS

     The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which or the installments in which the Option shall become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

      PERIOD OF HOLDER'S CONTINUOUS
          EMPLOYMENT OR SERVICE
  WITH THE COMPANY OR ITS SUBSIDIARIES      PERCENT OF TOTAL OPTION
       FROM THE OPTION GRANT DATE             THAT IS EXERCISABLE
-----------------------------------------   -----------------------
After 1 year.............................              25%
After 2 years............................              50%
After 3 years............................              75%
After 4 years............................             100%

Unless the Plan Administrator determines otherwise, the vesting schedule of an Option shall be adjusted proportionately to the extent a Holder's hours of employment or service are reduced after the date of grant.

     To the extent that the right to purchase shares has accrued thereunder, an Option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full as described in Section 7.5. The Plan Administrator may determine at any time that an Option may not be exercised as to less than ten shares at any one time (or the lesser number of remaining shares covered by the Option).

7.5  PAYMENT OF EXERCISE PRICE

     The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check, or, unless the Plan Administrator at any time determines otherwise, a combination of cash and/or check and one or both of the following alternative forms: (a) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) Common Stock already owned by the Holder for at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price or (b) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board. In addition, the exercise price for shares purchased under an Option may be paid, either singly or in combination with one or more of the alternative forms of payment authorized by this Section 7.5, by (y) a promissory note delivered pursuant to Section 10; or
(z) such other consideration as the Plan Administrator may permit.

7.6  POST-TERMINATION EXERCISES

     The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if a Holder ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time.

     In case of termination of the Holder's employment or services other than by reason of death or Cause, the Option shall be exercisable, to the extent of the number of shares purchasable by the Holder at the date of such termination, only
(a) within one year if the termination of the Holder's employment or services is coincident with Retirement, Early Retirement at the Company's request or Disability or (b) within three months after the date the Holder ceases to be an employee, director, officer, consultant, agent, advisor or independent contractor of the Company or a Subsidiary if termination of the Holder's employment or services is for any reason other than Retirement, Early Retirement at the Company's request or Disability, but in no event later than the remaining term of the Option. Any Option exercisable at the time of the Holder's death may be exercised, to the extent of the number of shares purchasable by the Holder at the date of the Holder's death, by the personal representative of the Holder's estate, the person(s) to whom the Holder's rights under the Award have passed by will or the applicable laws of descent and distribution or the beneficiary designated pursuant to Section 11 at any time or from time to time within one year after the date of death, but in no event later than the remaining term of the Option. Any portion of an Option that is not exercisable on the date of termination of the Holder's employment or services shall terminate on such date, unless the Plan Administrator determines otherwise. In case of termination of the Holder's employment or services for Cause, the Option shall automatically terminate upon first notification to the Holder of such termination, unless the Plan Administrator determines otherwise. If a Holder's employment or services with the Company are suspended pending an investigation of whether the Holder shall be terminated for Cause, all the Holder's rights under any Option likewise shall be suspended during the period of investigation.

     A transfer of employment or services between or among the Company and its Subsidiaries shall not be considered a termination of employment or services. The effect of a Company-approved leave of absence on the terms and conditions of an option shall be determined by the Plan Administrator, in its sole discretion.

SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS

     To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1  DOLLAR LIMITATION

     To the extent the aggregate Fair Market Value (determined as of the Grant
Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the optionee holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2  10% SHAREHOLDERS

     If an individual owns more than 10% of the total voting power of all classes of the Company's stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option term shall not exceed five years. The determination of 10% ownership shall be made in accordance with
Section 422 of the Code.

8.3  ELIGIBLE EMPLOYEES

     Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section 8.3, "parent corporation" and "subsidiary corporation" shall have the meanings attributed to those terms for purposes of
Section 422 of the Code.

8.4 TERM

     The term of an Incentive Stock Option shall not exceed 10 years.

8.5  EXERCISABILITY

     To qualify for Incentive Stock Option tax treatment, an Option designated as an Incentive Stock Option must be exercised within three months after termination of employment for reasons other than death, except that, in the case of termination of employment due to total disability, such Option must be exercised within one year after such termination. Employment shall not be deemed to continue beyond the first 90 days of a leave of absence unless the Holder's reemployment rights are guaranteed by statute or contract. For purposes of this
Section 8.5, "total disability" shall mean a mental or physical impairment of the Holder that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Holder to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Plan Administrator.

8.6  TAXATION OF INCENTIVE STOCK OPTIONS

     In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Holder must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the Grant Date of the Incentive Stock Option and one year from the date of exercise. A Holder may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Plan Administrator may require a Holder to give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.7  PROMISSORY NOTES

     The amount of any promissory note delivered pursuant to Section 10 in connection with an Incentive Stock Option shall bear interest at a rate specified by the Plan Administrator but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

SECTION 9. STOCK AWARDS

9.1  GRANT OF STOCK AWARDS

     The Plan Administrator is authorized to make Awards of Common Stock on such terms and conditions and subject to such restrictions, if any (which may be based on continuous service with the Company or the achievement of performance goals related to operating profit as a percentage of revenues, revenue and profit growth, profit-related return ratios, such as return on equity, or cash flow, where such goals may be stated in absolute terms or relative to comparison companies), as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of Restricted Stock shall occur by reason of termination of the Holder's services.

9.2  ISSUANCE OF SHARES

     Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the Holder's release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall deliver, as soon as practicable, to the Holder or, in the case of the Holder's death, to the personal representative of the Holder's estate or as the appropriate court directs, a stock certificate for the appropriate number of shares of Common Stock.

9.3  WAIVER OF RESTRICTIONS

     Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Restricted Stock under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

SECTION 10. LOANS, INSTALLMENT PAYMENTS AND LOAN GUARANTEES

     To assist a Holder (including a Holder who is an officer or director of the Company) in acquiring shares of Common Stock pursuant to an Award granted under the Plan, the Plan Administrator, in its sole discretion, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Award, (a) the extension of a loan to the Holder by the Company, (b) the payment by the Holder of the purchase price, if any, of the Common Stock in installments, or (c) the guarantee by the Company of a loan obtained by the grantee from a third party. The terms of any loans, installment payments or loan guarantees, including the interest rate and terms of and security for repayment, will be subject to the Plan Administrator's discretion. Loans, installment payments and loan guarantees may be granted with or without security. The maximum credit available is the purchase price, if any, of the Common Stock acquired, plus the maximum federal and state income and employment tax liability that may be incurred in connection with the acquisition.

SECTION 11. ASSIGNABILITY

     No Option granted under the Plan may be assigned or transferred by the Holder other than by will or by the laws of descent and distribution, and, during the Holder's lifetime, such Awards may be exercised only by the Holder or a permitted assignee or transferee of the Holder (as provided below). Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit a Holder of such Awards to designate a beneficiary who may exercise the Award or receive compensation under the Award after the Holder's death; provided, however, that any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Award.

SECTION 12. ADJUSTMENTS

12.1  ADJUSTMENT OF SHARES

     In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend or other change in the Company's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and class of securities subject to the Plan as set forth in Section 4.1, (ii) the maximum number and class of securities that may be made subject to Awards to any individual as set forth in Section 4.2, and (iii) the number and class of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

12.2  CORPORATE TRANSACTION

     Except as otherwise provided in the instrument that evidences the Award, in the event of any Corporate Transaction, each Award that is at the time outstanding shall automatically accelerate so that each such Award shall, immediately prior to the specified effective date for the Corporate Transaction, become 100% vested, except that such acceleration will not occur if, in the opinion of the Company's accountants, it would render unavailable "pooling of interest" accounting for a Corporate Transaction that would otherwise qualify for such accounting treatment. Awards to persons other than executive officers, as designated by the Board from time to time, shall not so accelerate, however, if and to the extent that (a) such Award is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof (the "Successor Corporation") or to be replaced with a comparable award for the purchase of shares of the capital stock of the Successor Corporation or (b) such Award is to be replaced with a cash incentive program of the Successor Corporation that preserves the spread existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Award. The determination of Award comparability above shall be made by the Plan Administrator, and its determination shall be conclusive and binding. All such Awards shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent assumed by the Successor Corporation. Any such Awards that are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time shall be accelerated in the event that the Holder's employment or services should subsequently terminate within two years following such Corporate Transaction, unless such employment or services are terminated by the Successor Corporation for Cause or by the Holder voluntarily without Good Reason.

12.3  FURTHER ADJUSTMENT OF AWARDS

     Subject to Section 12.2, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Holders, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Plan Administrator may take such actions with respect to all Holders, to certain categories of Holders or only to individual Holders. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

12.4  LIMITATIONS

     The grant of Awards will in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 13. WITHHOLDING

     The Company may require the Holder to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant or exercise of any Award. Subject to the Plan and applicable law, the Plan Administrator, in its sole discretion, may permit the Holder to satisfy withholding obligations, in whole or in part, by electing to have the Company withhold shares of Common Stock or by transferring shares of Common Stock to the Company, in such amounts as are equivalent to the Fair Market Value of the withholding obligation. The Company shall have the right to withhold from any Award or any shares of Common Stock issuable pursuant to an Award or from any cash amounts otherwise due or to become due from the Company to the Holder an amount equal to such taxes. The Company may also deduct from any Award any other amounts due from the Holder to the Company or a Subsidiary.

SECTION 14. AMENDMENT AND TERMINATION OF PLAN

14.1  AMENDMENT OF PLAN

     The Plan may be amended only by the Board as it shall deem advisable; however, to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, shareholder approval will be required for any amendment that will (a) increase the total number of shares as to which Awards may be granted under the Plan or that may be issued as Stock Awards, (b) modify the class of persons eligible to receive Options, or (c) otherwise require shareholder approval under any applicable law or regulation.

14.2  TERMINATION OF PLAN

     The Company's shareholders or the Board may suspend or terminate the Plan at any time. The Plan will have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than 10 years after the earlier of the Plan's adoption by the Board and approval by the shareholders.

14.3  CONSENT OF HOLDER

     The amendment or termination of the Plan shall not, without the consent of the Holder of any Award under the Plan, impair or diminish any rights or obligations under any Award theretofore granted under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Holder, be made in a manner so as to constitute a "modification" that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.

SECTION 15. GENERAL

15.1  AWARD AGREEMENTS

     Awards granted under the Plan shall be evidenced by a written agreement that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

15.2  CONTINUED EMPLOYMENT OR SERVICES; RIGHTS IN AWARDS

     None of the Plan, participation in the Plan as a Holder or any action of the Plan Administrator taken under the Plan shall be construed as giving any Holder or employee of the Company any right to be retained in the employ of the Company or limit the Company's right to terminate the employment or services of the Holder.

15.3  REGISTRATION; CERTIFICATES FOR SHARES

     The Company shall be under no obligation to any Holder to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

     Inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

15.4  NO RIGHTS AS A SHAREHOLDER

     No Award shall entitle the Holder to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award, free of all applicable restrictions.

15.5  COMPLIANCE WITH LAWS AND REGULATIONS

     It is the Company's intention that, if and so long as any of the Company's equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, the Plan shall comply in all respects with Rule 16b-3 under the Exchange Act and, if any Plan provision is later found not to be in compliance with such Rule 16b-3, the provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3. Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Holders who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Holders. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of Section 422 of the Code.

15.6  NO TRUST OR FUND

     The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Holder, and no Holder shall have any rights that are greater than those of a general unsecured creditor of the Company.

15.7  SEVERABILITY

     If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

SECTION 16. EFFECTIVE DATE

     The Plan's effective date is the date on which it is adopted by the Board, so long as it is approved by the Company's shareholders at any time within 12 months of such adoption or, if earlier, and to the extent required for compliance with Rule 16b-3 under the Exchange Act, at the next annual meeting of the Company's shareholders after adoption of the Plan by the Board.

PROXY

                                  MOSAIX, INC.

            PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                               ON APRIL 27, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Nicholas A. Tiliacos and John J. Flavio, and each of them, as Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Mosaix, Inc. held of record by the undersigned on March 3, 1999, at the Annual Meeting of Shareholders to be held on April 27, 1999, or at any adjournment or postponement thereof.

       (Continued, and to be marked, dated and signed, on the other side)
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


                                                  ANNUAL MEETING OF SHAREHOLDERS

MOSAIX, INC.

                                                       April 27, 1999 10:00 a.m.

                                                          Hyatt Regency Bellevue
                                                              Regency A Ballroom
                                                             900 Bellevue Way NE
                                                            Bellevue, Washington

                                                       PLEASE MARK         [X]
                                                       YOUR VOTES AS
                                                       INDICATED IN
                                                       THIS EXAMPLE

                                          FOR ALL                   WITHHOLD
1. ELECTION OF DIRECTORS                  NOMINEES                  AUTHORITY
   NOMINEES:  Harvey N. Gillis and           [ ]                       [ ]
              Robert S. Leventhal



2. 1996 STOCK INCENTIVE COMPENSATION PLAN    FOR       AGAINST       ABSTAIN
   Approve amendments to the 1996 Stock      [ ]         [ ]           [ ]
   Incentive Compensation Plan.


3. RATIFICATION OF KPMG PEAT MARWICK LLP     FOR       AGAINST       ABSTAIN
   AS INDEPENDENT AUDITORS FOR THE COMPANY.  [ ]         [ ]           [ ]


4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                    THIS PROXY WHEN PROPERLY EXECUTED WILL BE
                                    VOTED IN THE MANNER DIRECTED HEREIN BY THE
                                    UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS
                                    MADE, THIS PROXY WILL BE VOTED "FOR ALL
                                    NOMINEES" IN ITEM 1 AND "FOR" IN ITEMS 2, 3
                                    AND 4.


Signature(s) ___________________________________________ Dated:__________ , 1999
Please sign below exactly as your name appears on your stock certificate. When shares are held by jointly, each person should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title.
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                              FOLD AND DETACH HERE

                                 ANNUAL MEETING

                                       OF

                                  MOSAIX, INC.


                            TUESDAY, APRIL 27, 1999
                                   10:00 A.M.
                             HYATT REGENCY BELLEVUE
                               REGENCY A BALLROOM
                              900 BELLEVUE WAY NE
                                  BELLEVUE, WA